EXHIBIT 99.1

Purchase, New York     Telephone: 914-253-2000     www.pepsico.com

Contacts:	Investor	Media
	Jamie Caulfield	Jeff Dahncke
	Senior Vice President, Investor Relations	Senior Director, Media Bureau
	914-253-3035	914-253-3941
	jamie.caulfield@pepsico.com	jeff.dahncke@pepsico.com

PepsiCo Reports Fourth Quarter and Full Year 2011 Results

•	Worldwide snacks volume[1] grew 8 percent in the quarter and the full year

•	Worldwide beverage volume[1] grew 3 percent in the quarter and 5 percent for the full year

•	Reported net revenue increased 11 percent in the quarter to $20.2 billion. Full-year reported net revenue increased 15 percent to $66.5 billion

•	Reported net income increased 4 percent in the quarter and 2 percent for the full-year; core[2] net income increased 8 percent in the quarter and 5 percent for the full-year

•	Reported EPS increased 5 percent to $0.89 in the quarter and 3 percent to $4.03 for the full-year. Core EPS grew 9 percent to $1.15 in the quarter and full-year core EPS grew 7 percent to $4.40

PURCHASE, N.Y. – February 9, 2012 – PepsiCo, Inc. (NYSE: PEP) today reported growth in volume, net revenue, operating profit and earnings per share for the fourth quarter and the full-year 2011. The results reflect top-line gains across its worldwide snacks and beverage businesses, the acquisition of Wimm-Bill-Dann (WBD), gains from sales of certain businesses and the favorable impact of an extra reporting week offset by high commodity costs.

“In 2011, we delivered solid top- and bottom-line growth,” said PepsiCo Chairman and CEO Indra Nooyi. “We continued to stimulate strong consumer demand for our products, and our successful pricing and productivity programs partially offset the impacts of inflation. Importantly, in a year characterized by a challenging macroeconomic environment and political turbulence, we took advantage of gains from strategic adjustments to our portfolio to reinvest in key capabilities and markets.”

“At the same time, we improved our long-term competitiveness in key emerging and developing markets through:

•	Our acquisition of Wimm-Bill-Dann, which further strengthened our position in Russia,

•	Pursuing new franchise models for our beverage operations in Mexico and China as we look to create more-advantaged businesses in these important markets, and

•	Our acquisition of Mabel which extended our macrosnack position in Brazil

“PepsiCo has great brands and strong brand-building capabilities, innovative products and tremendous global reach, advantages we will continue to build upon. These strengths, coupled with strategic initiatives we separately announced today, will improve our ability to drive growth and generate shareholder value in the years ahead.”

[1]	All 2011 volume growth measures reflect an adjustment to the base year (2010) for divestitures that occurred in 2011 and exclude the impact of an extra reporting week in 2011.
[2]

Please refer to the Glossary for the definition of core. Core results are non-GAAP financial measures that exclude certain items. Please refer to “Reconciliation of GAAP and Non-GAAP information” in the attached exhibits for a description of these items.

In the quarter, an extra reporting week increased reported net revenue by 3 percentage points and reported total operating profit by 5 percentage points. On a full-year basis, the extra reporting week added 1 percentage point to both reported net revenue and reported total operating profit. Unless otherwise noted, the following discussion excludes the impact of the extra reporting week.

Full-year worldwide snacks volume increased 2.5 percent on an organic basis, reflecting broad-based gains in the snacks portfolio. Full-year worldwide beverage volume increased 1 percent on an organic basis. Full-year volume performance was led by growth in emerging markets, where volume increased 8 percent in snacks and 3 percent in beverages on an organic basis. Full-year net revenue increased 14 percent, driven by the benefits of volume growth, effective net pricing, favorable foreign exchange and the impact of the acquisitions of our North American anchor bottlers and WBD.

Reported full-year operating profit increased 16 percent including the extra reporting week and core operating profit for the year increased 6 percent. Full-year division core operating profit increased 7 percent, reflecting effective net pricing, synergies from the bottler acquisition and the impact of the WBD acquisition, partially offset by higher commodity costs.

Summary Fourth Quarter 2011 Performance (Percent Growth)
						Core[a]
	Volume[b]					Constant Currency[a]
	(ex. extra wk)		Revenue	Operating Profit		Revenue	Operating Profit	Revenue	Operating Profit
PAF	1		10	5		7	11	5	9
FLNA	1		13	10		6	10	6	10
LAF	6		7	(8)		12	12	7	4
QFNA	(9)		4	9		(2)	11	(2)	11

PAB	(1.5)		0	1		(4)	(6)	(4)	(7)
Europe	36/22	[c]	32	0		34	38	31	36
AMEA	15/3	[c]	16	209		17	232	16	227
Total Divisions	8/3	[c]	11	7		9	12	8	10
Total PepsiCo				1	[d]				11

Summary Full Year 2011 Performance (Percent Growth)

						Core[a]
	Volume[b]					Constant Currency[a]
	(ex. extra wk)		Revenue	Operating Profit		Revenue	Operating Profit	Revenue	Operating Profit
PAF	1		7	7		5	8	6	8
FLNA	1		6	7		3.5	7	4	7
LAF	5		13	7		11	11	13	12
QFNA	(6)		0	8		(2)	8	(2)	8
PAB	1		10	18		8	(4)	8	(4)
Europe	35/21	[c]	41	15		38	14	41	18
AMEA	15/5	[c]	17	25		16	24	17	27
Total Divisions	8/5	[c]	15	13		13	6	14	7
Total PepsiCo				16	[d]				6

[a]

The above core results and core constant currency results are non-GAAP financial measures that exclude certain items affecting comparability. For more information about our core results and core constant currency results, see “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits. Please refer to the Glossary for definitions of “Constant Currency” and “Core”.

[b]	Volume growth measures reflect an adjustment to the base year (2010) for divestitures that occurred in 2011, as applicable.
[c]	Snacks/Beverage.
[d]

The reported operating profit growth was impacted by certain items excluded from our core results in both 2011 and 2010. See “Reconciliation of GAAP and Non-GAAP Information” in the attached exhibits for more information about these items. Please refer to the Glossary for the definition of “Core”.

All comparisons are on a core year-over-year basis and exclude the extra reporting week in 2011 unless otherwise noted.

Division Operating Summaries

PepsiCo Americas Foods (PAF)

Frito-Lay North America (FLNA)

FLNA net revenue grew 6 percent in the quarter, reflecting volume growth of 1 percent, effective net pricing, product innovation and marketplace execution. Each of the division’s six largest brands – Lay’s, Doritos, Cheetos, Ruffles, Tostitos and Fritos – posted strong revenue growth. Net revenue growth and cost control more than offset the impact of high commodity cost inflation, resulting in 10 percent operating profit growth.

For the full-year, FLNA net revenue grew 4 percent, reflecting volume growth of 1 percent and effective net pricing. Operating profit grew 7 percent for the full year on the revenue gains and strong cost control, and despite high levels of commodity cost inflation.

Latin America Foods (LAF)

Net revenue growth of 7 percent in the quarter was driven by positive price realization across LAF and reflected volume growth of 6 percent in the quarter with solid gains in the division’s largest markets, Mexico and Brazil, and strong growth in some key markets across Central and South America. Profit growth was muted due to high commodity inflation and the adverse impact of foreign exchange. A gain from the sale of a fish business in Brazil contributed 12 percentage points of operating profit growth and reduced net revenue growth by 2 percentage points in the quarter.

For the full-year, volume growth of 5 percent and strong price realization led to double-digit net revenue and operating profit growth, although operating profit growth was adversely impacted by high commodity cost inflation. The gain from the sale of the fish business in Brazil contributed 5 percentage points of profit growth for the year and reduced net revenue growth by 1 percentage point.

Quaker Foods North America (QFNA)

QFNA net revenue declined 2 percent in the quarter. Operating profit grew 11 percent in the quarter driven by gains from the disposal of certain assets coupled with solid cost controls and productivity initiatives offsetting high commodity cost inflation and volume declines. Gains from a divestiture and an asset sale contributed 14 percentage points of profit growth in the quarter.

For the full-year, QFNA delivered 8 percent operating profit growth, reflecting the asset sale gains which contributed 4 percentage points of growth and an inventory accounting change in the first quarter which contributed 2 percentage points. Efforts throughout the year on cost controls and pricing actions fully offset weak consumer demand and commodity cost inflation.

PepsiCo Americas Beverages (PAB)

Net revenue in the quarter was reduced by 4 percentage points by the refranchising of the division’s beverage business in Mexico. On a full-year basis, net revenue grew 8 percent, reflecting effective net pricing and the impact of the bottler acquisition. The refranchising of Mexico reduced full-year net revenue by more than 1 percentage point. PAB volume declined 1.5 percent in the quarter but was up 1 percent for the full-year, with growth in non-carbonated beverages offset by declines in carbonated soft drinks (CSDs).

In North America, net revenue declined 1 percent for the quarter and increased 9 percent for the full-year. Volume declined 4 percent for the quarter and, on an organic basis, declined 1 percent for the year, in part reflecting the impact on consumer demand of pricing actions taken to offset commodity cost inflation. For the year, non-carbonated beverage volume in North America grew low-single-digits with Gatorade growth of high-single-digits behind product innovation and the benefit of implementing direct-store-delivery to small format stores. The company’s successful Trop 50 product continued to perform well in its second year since introduction, increasing volume over 35 percent, and trademark Lipton increased volume 6 percent. CSD volume in North America declined mid-single-digits on an organic basis for the year.

Latin America Beverages delivered solid volume growth in the quarter and for the year driven primarily by strength in Mexico and Central America.

Operating profit declined in the quarter and for the year primarily as a result of increased commodity costs which offset the benefits of net pricing, productivity, synergies from the anchor bottler acquisitions and a gain associated with the refranchising of the division’s Mexico bottling operations, which contributed 5 percentage points of operating profit growth in the quarter.

Europe

Europe net revenue increased 31 percent, primarily reflecting the benefit of the WBD acquisition as well as effective net pricing. Volume increased double-digits in both snacks and beverages for the fourth quarter and full-year, including the impact of the WBD acquisition. In the fourth quarter, snacks volume increased 2 percent on an organic basis, led by high-single-digit growth in South Africa and Turkey. Beverage volume declined 1 percent on an organic basis.

Fourth quarter operating profit growth of 36 percent benefited from the impact of the WBD acquisition and effective net pricing, offset somewhat by high levels of commodity and other cost inflation.

Full-year net revenue increased 41 percent, 12 percent excluding the impact of the WBD acquisition. Full-year operating profit increased 18 percent.

Asia, Middle East & Africa (AMEA)

Fourth quarter net revenue increased 16 percent, driven by effective net pricing and the volume growth. Fourth quarter snacks volume increased 15 percent and beverage volume grew 3 percent, led by strong performance in key emerging markets.

In the fourth quarter, snacks volume grew double digits in China, India and the Middle East. Beverage volume growth was driven by double-digit gains in India, Saudi Arabia and Vietnam. China beverage volume growth was impacted by the introduction of a consumer-preferred 500ml PET value package in the third quarter, which drove strong unit growth and a double-digit net revenue increase but adversely impacted reported volume growth.

Fourth quarter operating profit growth of 227 percent almost entirely reflected the gain associated with the sale of the division’s minority investment in its franchise bottler in Thailand. The impact on profitability of the volume growth and effective net pricing was offset by higher commodity costs, the impact of civil unrest in certain countries in the Middle East, and by increased marketing support in key countries.

On a full year basis, snacks volume grew 15 percent and beverage volume grew 5 percent. Full-year net revenue increased 17 percent and operating profit grew 27 percent.

Restructuring

PepsiCo separately announced today that on February 8, 2012, it committed to a multi-year productivity program. As a result, the Company incurred pre-tax non-core restructuring charges of $383 million in the fourth quarter of 2011 and it anticipates additional charges of approximately $425 million in 2012 and another $100 million from 2013 through 2015. These charges resulted in cash expenditures of $30 million in the fourth quarter of 2011, and the Company anticipates approximately $550 million of related cash expenditures during 2012, with the balance of approximately $175 million of related cash expenditures in 2013 through 2015.

Tax Rate

PepsiCo’s reported tax rate was 29.9 percent in the fourth quarter, and its core tax rate was 28.4%. The core tax rate in the fourth quarter was 1.5 percentage points higher versus prior year primarily due to tax expenses related to certain asset dispositions.

For the full year 2011, the reported tax rate was 26.8 percent and the core tax rate was 26.5 percent.

Cash Flow

Full-year cash flow from operating activities was $8.9 billion. Management operating cash flow, which is net of capital expenditures, was $5.7 billion and included: $283 million of merger and integration payments associated with the bottler and WBD acquisitions and $108 million of capital spending related to the bottler integrations; and other items as set out in the attached financial schedules. Management operating cash flow excluding these items was $6.1 billion. The company returned $5.6 billion of cash to shareholders in 2011 through share repurchases of $2.5 billion and dividends of $3.2 billion.

2012 Outlook

PepsiCo announced today its outlook for 2012 and beyond in a separate press release. Please see release titled “PepsiCo Announces Strategic Investment to Drive Growth” for information on the company’s outlook.

Investor Meeting

At 8 a.m. (Eastern Time) today, the company will host a meeting with investors to discuss fourth-quarter and full-year 2011 results and its outlook for 2012 and beyond. The meeting, including a slide presentation, will be webcast live on the company’s website at www.pepsico.com/investors.

About PepsiCo

In its global portfolio of food and beverage brands, PepsiCo has 22 different brands that generate more than $1 billion each in annual retail sales. Our main businesses also make hundreds of other enjoyable foods and beverages that are respected household names throughout the world. With net revenues of over $65 billion, PepsiCo’s people are united by our unique commitment to sustainable growth by investing in a healthier future for people and our planet, which we believe also means a more successful future for PepsiCo. We call this commitment Performance with Purpose: PepsiCo’s promise to provide a wide range of foods and beverages for local tastes; to find innovative ways to minimize our impact on the environment, including by conserving energy and water usage, and reducing packaging volume; to provide a great workplace for our associates; and to respect, support, and invest in the local communities where we operate. For more information, please visit www.pepsico.com.

Cautionary Statement

Statements in this communication that are “forward-looking statements,” are based on currently available information, operating plans and projections about future events and trends. Terminology such as “believe,” “expect,” “intend,” “estimate,” “project,” “anticipate,” “will” or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences and tastes or otherwise; PepsiCo’s ability to compete effectively; unfavorable economic conditions in the countries in which PepsiCo operates; damage to PepsiCo’s reputation; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the countries where PepsiCo operates; trade consolidation or the loss of any key customer; changes in the legal and regulatory environment; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business transformation initiative or outsource certain functions effectively; fluctuations in foreign exchange rates; increased costs, disruption of supply or shortages of raw materials and other supplies; disruption of PepsiCo’s supply chain; climate change, or legal, regulatory or market measures to address climate change; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; failure to successfully renew collective bargaining agreements or strikes or work stoppages; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations; failure to successfully implement PepsiCo’s global operating model; failure to realize anticipated benefits from our productivity plan; any downgrade of our credit ratings; and any infringement of or challenge to PepsiCo’s intellectual property rights.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Miscellaneous Disclosures

In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found in the attached exhibits, as well as on the company’s website at www.pepsico.com in the “Investors” section under “Investor Presentations.” Our non-GAAP measures exclude from reported results those items that management believes are not indicative of our ongoing performance and how management evaluates our operating results and trends.

Glossary

Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our bottlers.

Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. In 2011, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, restructuring charges, an extra week of results, as well as merger and integration costs and certain inventory fair value adjustments in connection with our acquisitions of The Pepsi Bottling Group, Inc. (PBG), PepsiAmericas, Inc. (PAS) and WBD. In 2010, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, a one-time net charge related to the change to hyperinflationary accounting and currency devaluation in Venezuela, a contribution to The PepsiCo Foundation, Inc., an asset write-off charge for SAP software and interest expense incurred in connection with our cash tender offer to repurchase debt. Additionally, with respect to our acquisitions of PBG and PAS, 2010 core results also exclude our gain on previously held equity interests, merger and integration costs, as well as our share of PBG’s and PAS’s respective merger and integration costs, and certain inventory fair value adjustments. For more details and reconciliations of our 2011 and 2010 core and core constant currency results, see “Reconciliation of GAAP and Non-GAAP Information” in the exhibits attached hereto.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates.

Division operating profit: The aggregation of the operating profit for each of our reportable segments, which excludes the impact of corporate unallocated expenses.

Effective net pricing: The combined impact of mix and price.

Management operating cash flow: Net cash provided by operating activities less capital spending plus sales of property, plant and equipment. This non-GAAP financial measure is our primary measure used to monitor cash flow performance. See the attached exhibits for a reconciliation of this measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).

Management operating cash flow, excluding certain items: Management operating cash flow, excluding: (1) a discretionary pension contribution, (2) restructuring payments, (3) merger and integration payments in connection with the PBG, PAS and WBD acquisitions, (4) capital investments related to the bottling integration, and (5) the tax impacts associated with each of these items, as applicable. See the attached exhibits for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure in accordance with GAAP (operating cash flow).

Mark-to-market gain or loss or net impact: Change in market value for commodity contracts that we purchase to mitigate the volatility in costs of energy and raw materials that we consume. The market value is determined based on average prices on national exchanges and recently reported transactions in the marketplace.

Net pricing: The combined impact of list price changes, weight changes per package, discounts and allowances.

Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.

Organic: A measure that excludes the impact of acquisitions.

Pricing: The impact of list price changes and weight changes per package.

Transaction foreign exchange: The foreign exchange impact on our financial results of transactions, such as purchases of imported raw materials, commodities, or services, occurring in currencies other than the local, functional currency.

# # #

PepsiCo, Inc. and Subsidiaries

Summary of PepsiCo 2011 Results

(unaudited)

	Quarter Ended 12/31/11			Year Ended 12/31/11
	Reported Growth (%)	Core* Growth (%)	Core Constant Currency* Growth (%)	Reported Growth (%)	Core* Growth (%)	Core Constant Currency* Growth (%)
Volume (Servings)	7	4		6	5
Net Revenue	11	8	9	15	14	13
Division Operating Profit	7	10	12	13	7	6
Total Operating Profit	1	11		16	6
Net Income Attributable to PepsiCo	4	8	9	2	5	4
Earnings per Share (EPS)	5	9	11	3	7	5

*

Core results and core constant currency results are financial measures that are not in accordance with Generally Accepted Accounting Principles (GAAP) and, in 2011, exclude the commodity mark-to-market net impact included in corporate unallocated expenses, restructuring charges, an additional week of results (53rd week), as well as merger and integration costs and certain inventory fair value adjustments in connection with our acquisitions of The Pepsi Bottling Group, Inc. (PBG), PepsiAmericas, Inc. (PAS) and Wimm-Bill-Dann Foods OJSC (WBD). Core results also exclude, in 2010, the commodity mark-to-market net impact included in corporate unallocated expenses, a one-time net charge related to the change to hyperinflationary accounting and currency devaluation in Venezuela, a contribution to The PepsiCo Foundation, Inc., an asset write-off charge for SAP software and interest expense incurred in connection with our cash tender offer to repurchase debt. Additionally, with respect to our acquisitions of PBG and PAS, 2010 core results also exclude our gain on previously held equity interests, merger and integration costs, as well as our share of PBG’s and PAS’s respective merger and integration costs, and certain inventory fair value adjustments. Core growth, on a constant currency basis, assumes constant foreign currency exchange rates used for translation based on the rates in effect for the comparable period during 2010. In order to compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates. See schedules A-7 through A-19 for a discussion of these items and reconciliations to the most directly comparable financial measures in accordance with GAAP.

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Statement of Income

(in millions, except per share amounts, and unaudited, except year-ended 12/25/10 amounts)

	Quarter Ended			Year Ended
	12/31/11	12/25/10	Change	12/31/11	12/25/10	Change
Net Revenue	$20,158	$18,155	11%	$66,504	$57,838	15%

Cost of sales	9,731	8,359	16%	31,593	26,575	19%
Selling, general and administrative expenses	8,150	7,526	8%	25,145	22,814	10%
Amortization of intangible assets	30	39	(21)%	133	117	14%

Operating Profit	2,247	2,231	1%	9,633	8,332	16%

Bottling equity income	—	7	n/m	—	735	n/m
Interest expense	(272)	(408)	(33)%	(856)	(903)	(5)%
Interest income and other	24	42	(44)%	57	68	(16)%

Income before income taxes	1,999	1,872	7%	8,834	8,232	7%

Provision for income taxes	597	511	17%	2,372	1,894	25%

Net income	1,402	1,361	3%	6,462	6,338	2%

Less: Net income attributable to noncontrolling interests	(13)	(4)	283%	19	18	4%

Net Income Attributable to PepsiCo	$1,415	$1,365	4%	$6,443	$6,320	2%

Diluted
Net Income Attributable to PepsiCo per Common Share	$0.89	$0.85	5%	$4.03	$3.91	3%
Average Shares Outstanding	1,584	1,607		1,597	1,614

Cash dividends declared per common share	$0.515	$0.48		$2.025	$1.89

n/m = not meaningful

PepsiCo, Inc. and Subsidiaries

Supplemental Financial Information

(in millions and unaudited, except year-ended 12/25/10 amounts)

	Quarter Ended			Year Ended
	12/31/11	12/25/10	Change	12/31/11	12/25/10	Change
Net Revenue

Frito-Lay North America	$4,155	$3,667	13%	$13,322	$12,573	6%
Quaker Foods North America	819	790	4%	2,656	2,656	—
Latin America Foods	2,399	2,252	7%	7,156	6,315	13%

PepsiCo Americas Foods	7,373	6,709	10%	23,134	21,544	7%

PepsiCo Americas Beverages	6,311	6,296	—	22,418	20,401	10%

Europe	4,231	3,212	32%	13,560	9,602	41%

Asia, Middle East & Africa	2,243	1,938	16%	7,392	6,291	17%

Total Net Revenue	$20,158	$18,155	11%	$66,504	$57,838	15%

Operating Profit

Frito-Lay North America	$1,076	$982	10%	$3,621	$3,376	7%
Quaker Foods North America	239	220	9%	797	741	8%
Latin America Foods	358	388	(8)%	1,078	1,004	7%

PepsiCo Americas Foods	1,673	1,590	5%	5,496	5,121	7%

PepsiCo Americas Beverages	740	734	1%	3,273	2,776	18%

Europe	226	228	—	1,210	1,054	15%

Asia, Middle East & Africa	157	51	209%	887	708	25%

Division Operating Profit	2,796	2,603	7%	10,866	9,659	13%

Corporate Unallocated 53rd Week	(18)	—	n/m	(18)	—	n/m
Net Impact of Mark-to-Market on Commodity Hedges	(71)	33	n/m	(102)	91	n/m
Merger and Integration Charges	(14)	(63)	(78)%	(78)	(191)	(59)%
Restructuring Charges	(74)	—	n/m	(74)	—	n/m
Venezuela Currency Devaluation	—	—	—	—	(129)	n/m
Asset Write-Off	—	—	—	—	(145)	n/m
Foundation Contribution	—	—	—	—	(100)	n/m
Other	(372)	(342)	9%	(961)	(853)	13%

	(549)	(372)	48%	(1,233)	(1,327)	(7)%

Total Operating Profit	$2,247	$2,231	1%	$9,633	$8,332	16%

n/m = not meaningful

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(in millions)

	$00,0000	$00,0000
	Year Ended
	12/31/11	12/25/10
	(unaudited)
Operating Activities
Net income	$6,462	$6,338
Depreciation and amortization	2,737	2,327
Stock-based compensation expense	326	299
Restructuring and impairment charges	383	—
Cash payments for restructuring charges	(31)	(31)
Merger and integration costs	329	808
Cash payments for merger and integration costs	(377)	(385)
Gain on previously held equity interests in PBG and PAS	—	(958)
Asset write-off	—	145
Non-cash foreign exchange loss related to Venezuela devaluation	—	120
Excess tax benefits from share-based payment arrangements	(70)	(107)
Pension and retiree medical plan contributions	(349)	(1,734)
Pension and retiree medical plan expenses	571	453
Bottling equity income, net of dividends	—	42
Deferred income taxes and other tax charges and credits	495	500
Change in accounts and notes receivable	(666)	(268)
Change in inventories	(331)	276
Change in prepaid expenses and other current assets	(27)	144
Change in accounts payable and other current liabilities	520	488
Change in income taxes payable	(340)	123
Other, net	(688)	(132)

Net Cash Provided by Operating Activities	8,944	8,448

Investing Activities
Capital spending	(3,339)	(3,253)
Sales of property, plant and equipment	84	81
Acquisitions of PBG and PAS, net of cash and cash equivalents acquired	—	(2,833)
Acquisition of manufacturing and distribution rights from Dr Pepper Snapple Group, Inc. (DPSG)	—	(900)
Acquisition of WBD, net of cash and cash equivalents acquired	(2,428)	—
Investment in WBD	(164)	(463)
Other acquisitions and investments in noncontrolled affiliates	(601)	(83)
Divestitures	780	12
Short-term investments, net	66	(212)
Other investing, net	(16)	(17)

Net Cash Used for Investing Activities	(5,618)	(7,668)

Financing Activities
Proceeds from issuances of long-term debt	3,000	6,451
Payments of long-term debt	(1,596)	(59)
Debt repurchase	(771)	(500)
Short-term borrowings, net	303	2,482
Cash dividends paid	(3,157)	(2,978)
Share repurchases – common	(2,489)	(4,978)
Share repurchases – preferred	(7)	(5)
Proceeds from exercises of stock options	945	1,038
Excess tax benefits from share-based payment arrangements	70	107
Acquisition of noncontrolling interests	(1,406)	(159)
Other financing	(27)	(13)

Net Cash (Used for)/Provided by Financing Activities	(5,135)	1,386

Effect of exchange rate changes on cash and cash equivalents	(67)	(166)

Net (Decrease)/Increase in Cash and Cash Equivalents	(1,876)	2,000
Cash and Cash Equivalents – Beginning of Year	5,943	3,943

Cash and Cash Equivalents – End of Period	$4,067	$5,943

Non-cash activity:

Issuance of common stock and equity awards in connection with our acquisitions of PBG and PAS, as reflected in investing and financing activities	—	$4,451

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

(in millions, except per share amounts)

	12/31/11	12/25/10
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$4,067	$5,943
Short-term investments	358	426
Accounts and notes receivable, net	6,912	6,323
Inventories
Raw materials	1,883	1,654
Work-in-process	207	128
Finished goods	1,737	1,590

	3,827	3,372

Prepaid expenses and other current assets	2,277	1,505

Total Current Assets	17,441	17,569

Property, plant and equipment, net	19,698	19,058
Amortizable intangible assets, net	1,888	2,025

Goodwill	16,800	14,661
Other nonamortizable intangible assets	14,557	11,783

Nonamortizable Intangible Assets	31,357	26,444

Investments in noncontrolled affiliates	1,477	1,368
Other assets	1,021	1,689

Total Assets	$72,882	$68,153

Liabilities and Equity
Current Liabilities
Short-term obligations	$6,205	$4,898
Accounts payable and other current liabilities	11,757	10,923
Income taxes payable	192	71

Total Current Liabilities	18,154	15,892

Long-term debt obligations	20,568	19,999
Other liabilities	8,266	6,729
Deferred income taxes	4,995	4,057

Total Liabilities	51,983	46,677

Commitments and Contingencies

Preferred stock, no par value	41	41

Repurchased preferred stock	(157)	(150)

PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares, issued 1,865 shares)	31	31
Capital in excess of par value	4,461	4,527
Retained earnings	40,316	37,090
Accumulated other comprehensive loss	(6,229)	(3,630)
Repurchased common stock, at cost (301 and 284 shares, respectively)	(17,875)	(16,745)

Total PepsiCo Common Shareholders’ Equity	20,704	21,273

Noncontrolling interests	311	312

Total Equity	20,899	21,476

Total Liabilities and Equity	$72,882	$68,153

PepsiCo, Inc. and Subsidiaries

Supplemental Share and Stock-Based Compensation Data

(in millions, except dollar amounts, and unaudited)

	Quarter Ended		Year Ended
	12/31/11	12/25/10	12/31/11	12/25/10
Beginning Net Shares Outstanding	1,568	1,583	1,582	1,565
Shares Issued in Connection with our Acquisitions of PBG and PAS	—	—	—	67
Options Exercised/Restricted Stock Units Converted	5	8	22	26
Shares Repurchased	(8)	(9)	(39)	(76)

Ending Net Shares Outstanding	1,565	1,582	1,565	1,582

Weighted Average Basic	1,564	1,582	1,576	1,590
Dilutive securities:
Options	12	18	14	18
Restricted Stock Units	7	6	6	5
ESOP Convertible Preferred Stock/Other	1	1	1	1

Weighted Average Diluted	1,584	1,607	1,597	1,614

Average Share Price for the period	$62.92	$65.56	$65.25	$64.35
Growth Versus Prior Year	(4)%	8%	1%	16%

Options Outstanding	91	106	97	112
Options in the Money	55	84	72	88
Dilutive Shares from Options	12	18	14	18
Dilutive Shares from Options as a % of Options in the Money	22%	21%	20%	21%

Average Exercise Price of Options in the Money	$48.93	$50.36	$51.36	$49.14

Restricted Stock Units Outstanding	12	11	13	9
Dilutive Shares from Restricted Stock Units	7	6	6	5

Average Intrinsic Value of Restricted Stock Units Outstanding*	$62.96	$63.27	$62.93	$62.50

*	Weighted -average intrinsic value at grant date.

Reconciliation of GAAP and Non-GAAP Information

(unaudited)

Net revenue excluding the impact of WBD, division operating profit, core results and core constant currency results are non-GAAP financial measures as they exclude certain items noted below. However, we believe investors should consider these measures as they are more indicative of our ongoing performance and with how management evaluates our operational results and trends.

53rd week impact

In 2011, we had an additional week of results (53rd week). Our fiscal year ends on the last Saturday of each December, resulting in an additional week of results every five or six years. The 53rd week increased net revenue by $623 million and operating profit by $109 million in the quarter and year ended December 31, 2011.

Commodity mark-to-market net impact

In the quarter and year ended December 31, 2011, we recognized $71 million and $102 million, respectively, of mark-to-market net losses on commodity hedges in corporate unallocated expenses. In the quarter and year ended December 25, 2010, we recognized $33 million and $91 million, respectively, of mark-to-market net gains on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. Certain of these commodity derivatives do not qualify for hedge accounting treatment and are marked to market with the resulting gains and losses recognized in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions take delivery of the underlying commodity.

Merger and integration charges

In the quarter ended December 31, 2011, we incurred merger and integration charges of $155 million related to our acquisitions of PBG, PAS and WBD, including $35 million recorded in the PAB segment, $106 million recorded in the Europe segment and $14 million recorded in corporate unallocated expenses. In the year ended December 31, 2011, we incurred merger and integration charges of $329 million related to our acquisitions of PBG, PAS and WBD, including $112 million recorded in the PAB segment, $123 million recorded in the Europe segment, $78 million recorded in corporate unallocated expenses and $16 million recorded in interest expense. These charges also include closing costs and advisory fees related to our acquisition of WBD. In the quarter ended December 25, 2010, we incurred merger and integration charges of $263 million related to our acquisitions of PBG and PAS, as well as advisory fees in connection with our acquisition of WBD, including $133 million recorded in the PAB segment, $67 million recorded in the Europe segment and $63 million recorded in corporate unallocated expenses. In the year ended December 25, 2010, we incurred merger and integration charges of $799 million related to our acquisitions of PBG and PAS, as well as advisory fees in connection with our acquisition of WBD, including $467 million recorded in the PAB segment, $111 million recorded in the Europe segment, $191 million recorded in corporate unallocated expenses and $30 million recorded in interest expense. These charges also include closing costs, one-time financing costs and advisory fees related to our acquisitions of PBG and PAS. In addition, in the year ended December 25, 2010, we recorded $9 million of merger-related charges, representing our share of the respective merger costs of PBG and PAS, in bottling equity income.

Restructuring charges

In the quarter and year ended December 31, 2011, we incurred charges of $383 million in conjunction with our multi-year productivity plan (Productivity Plan), including $76 million recorded in the FLNA segment, $18 million recorded in the QFNA segment, $48 million recorded in the LAF segment, $81 million recorded in the PAB segment, $77 million recorded in the Europe segment, $9 million recorded in the AMEA segment and $74 million recorded in corporate unallocated expenses. The Productivity Plan includes actions in all segments of our business that we believe will strengthen our complementary food, snack and beverage businesses through a new integrated operating model designed to streamline our organization, accelerate information sharing, facilitate timely decision-making and drive operational productivity.

Gain on previously held equity interests in PBG and PAS

In the first quarter of 2010, in connection with our acquisitions of PBG and PAS, we recorded a gain on our previously held equity interests of $958 million, comprising $735 million which is non-taxable and recorded in bottling equity income and $223 million related to the reversal of deferred tax liabilities associated with these previously held equity interests.

Inventory fair value adjustments

In the quarter ended December 31, 2011, we recorded $5 million of incremental costs in cost of sales related to hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date. In the year ended December 31, 2011, we recorded $46 million of incremental costs in cost of sales related to fair value adjustments to the acquired inventory included in WBD’s balance sheet at the acquisition date and hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date. In the quarter ended December 25, 2010, in the PAB segment, we recorded $24 million of incremental costs, substantially all in costs of sales, related to hedging contracts included in PBG’s and PAS’s balance

Reconciliation of GAAP and Non-GAAP Information (cont.)

(unaudited)

sheets at the acquisition date. In the year ended December 25, 2010, we recorded $398 million of incremental costs, substantially all in cost of sales, related to fair value adjustments to the acquired inventory and other related hedging contracts included in PBG’s and PAS’s balance sheets at the acquisition date, including $358 million recorded in the PAB segment and $40 million recorded in the Europe segment.

Venezuela currency devaluation

As of the beginning of our 2010 fiscal year, we recorded a one-time $120 million net charge related to our change to hyperinflationary accounting for our Venezuelan businesses and the related devaluation of the bolivar fuerte (bolivar). $129 million of this net charge was recorded in corporate unallocated expenses, with the balance (income of $9 million) recorded in our PAB segment.

Asset write-off

In the first quarter of 2010, we recorded a $145 million charge related to a change in scope of one release in our ongoing migration to SAP software. This change was driven, in part, by a review of our North America systems strategy following our acquisitions of PBG and PAS. This change does not impact our overall commitment to continue our implementation of SAP across our global operations over the next few years.

Foundation contribution

In the first quarter of 2010, we made a $100 million contribution to The PepsiCo Foundation, Inc. (Foundation), in order to fund charitable and social programs over the next several years. This contribution was recorded in corporate unallocated expenses.

Interest expense incurred in connection with debt repurchase

In the quarter and year ended December 25, 2010, we paid $672 million in a cash tender offer to repurchase $500 million (aggregate principal amount) of our 7.90% senior unsecured notes maturing in 2018. As a result of this debt repurchase, we recorded a $178 million charge to interest expense, primarily representing the premium paid in the tender offer.

Management operating cash flow

Additionally, management operating cash flow is the primary measure management uses to monitor cash flow performance. This is not a measure defined by GAAP. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities.

Reconciliation of GAAP and Non-GAAP Information (cont.)

($ in millions, unaudited)

Operating Profit Growth Reconciliation

	Quarter Ended	Year Ended
	12/31/11	12/31/11
Division Operating Profit Growth	7%	13%
Impact of Corporate Unallocated	(7)	3

Reported Total Operating Profit Growth	1%*	16%

*	Does not sum due to rounding.

Operating Profit Growth Reconciliation

	Quarter Ended
	12/31/11	12/25/10	Growth
Reported Total Operating Profit Growth	$2,247	$2,231	1%
53rd Week	(109)	—
Mark-to-Market Net Losses/(Gains)	71	(33)
Merger and Integration Charges	155	263
Restructuring Charges	383	—
Inventory Fair Value Adjustments	5	24

Core Total Operating Profit Growth	$2,752	$2,485	11%

	Year Ended
	12/31/11	12/25/10	Growth
Reported Total Operating Profit Growth	$9,633	$8,332	16%
53rd Week	(109)	—
Mark-to-Market Net Losses/(Gains)	102	(91)
Merger and Integration Charges	313	769
Restructuring Charges	383	—
Venezuela Currency Devaluation	—	120
Asset Write-Off	—	145
Foundation Contribution	—	100
Inventory Fair Value Adjustments	46	398

Core Total Operating Profit Growth	$10,368	$9,773	6%

Net Income Attributable to PepsiCo Reconciliation

	Quarter Ended
	12/31/11	12/25/10	Growth
Reported Net Income Attributable to PepsiCo	$1,415	$1,365	4%
53rd Week	(64)	—
Mark-to-Market Net Losses/(Gains)	51	(22)
Merger and Integration Charges	124	217
Restructuring Charges	286	—
Inventory Fair Value Adjustments	3	14
Debt Repurchase	—	114

Core Net Income Attributable to PepsiCo	$1,815	$1,688	8%

	Year Ended
	12/31/11	12/25/10	Growth
Reported Net Income Attributable to PepsiCo	$6,443	$6,320	2%
53rd Week	(64)	—
Mark-to-Market Net Losses/(Gains)	71	(58)
Merger and Integration Charges	271	648
Restructuring Charges	286	—
Gain on Previously Held Equity Interests	—	(958)
Inventory Fair Value Adjustments	28	333
Venezuela Currency Devaluation	—	120
Asset Write-Off	—	92
Foundation Contribution	—	64
Debt Repurchase	—	114

Core Net Income Attributable to PepsiCo	$7,035	$6,675	5%

Reconciliation of GAAP and Non-GAAP Information (cont.)

($ in millions, except per share amounts, unaudited)

Diluted EPS Reconciliation

	Quarter Ended
	12/31/11		12/25/10	Growth
Reported Diluted EPS	$0.89		$0.85	5%
53rd Week	(0.04)		—
Mark-to-Market Net Losses/(Gains)	0.03		(0.01)
Merger and Integration Charges	0.08		0.13
Restructuring Charges	0.18		—
Inventory Fair Value Adjustments	—		0.01
Debt Repurchase	—		0.07

Core Diluted EPS	$1.15	*	$1.05	9%

*	Does not sum due to rounding.

Diluted EPS Reconciliation

	Year Ended
	12/31/11	12/25/10	Growth
Reported Diluted EPS	$4.03	$3.91	3%
53rd Week	(0.04)	—
Mark-to-Market Net Losses/(Gains)	0.04	(0.04)
Gain on Previously Held Equity Interests	—	(0.60)
Merger and Integration Charges	0.17	0.40
Restructuring Charges	0.18	—
Inventory Fair Value Adjustments	0.02	0.21
Venezuela Currency Devaluation	—	0.07
Asset Write-Off	—	0.06
Foundation Contribution	—	0.04
Debt Repurchase	—	0.07

Core Diluted EPS	$4.40	$4.13 *	7%

*	Does not sum due to rounding.

Net Cash Provided by Operating Activities Reconciliation

Year Ended
12/31/11
Net Cash Provided by Operating Activities	$8,944
Capital Spending	(3,339)
Sales of Property, Plant and Equipment	84

Management Operating Cash Flow	5,689
Discretionary Pension Contributions (after-tax)	44
Payments Related to Restructuring Charges (after-tax)	21
Merger and Integration Payments (after-tax)	283
Capital Investments Related to the PBG/PAS Integration	108

Management Operating Cash Flow Excluding above Items	$6,145

Growth in Europe Net Revenue Reconciliation

Year Ended
12/31/11
Growth in Europe Net Revenue	41%
Impact of WBD	(29)

Growth in Europe Net Revenue Excluding WBD	12%

Reconciliation of GAAP and Non-GAAP Information (cont.)

($ in millions, unaudited)

Effective Tax Rate Reconciliation

	Quarter Ended
	12/31/11
	Pre-Tax Income	Income Taxes	Effective Tax Rate
Reported Effective Tax Rate	$1,999	$597	29.9%
53rd Week	(94)	(30)
Mark-to-Market Net Losses	71	20
Merger and Integration Charges	155	31
Inventory Fair Value Adjustments	5	2
Restructuring Charges	383	97

Core Effective Tax Rate	$2,519	$717	28.4%

	Year Ended
	12/31/11
	Pre-Tax Income	Income Taxes	Effective Tax Rate
Reported Effective Tax Rate	$8,834	$2,372	26.8%
53rd Week	(94)	(30)
Mark-to-Market Net Losses	102	31
Merger and Integration Charges	329	58
Inventory Fair Value Adjustments	46	12
Restructuring Charges	383	97

Core Effective Tax Rate	$9,600	$2,540	26.5%

North America Beverages Net Revenue Reconciliation

	Quarter Ended	Year Ended
	12/31/11	12/31/11
Growth in North America Beverages Reported Net Revenue	5%	11%
53rd Week	(5)	(2)

Growth in North America Beverages Core Net Revenue	(1)%*	9%

*	Does not sum due to rounding.

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Certain Line Items

Quarter and Year Ended December 31, 2011

(in millions, except per share amounts, and unaudited)

	GAAP Measure	Non-Core Adjustments					Non-GAAP Measure
	Reported	Inventory fair value adjustments	Merger and integration charges	Restructuring charges	Commodity mark-to- market net losses	53rd week	Core*
	Quarter Ended 12/31/11						Quarter Ended 12/31/11
Net revenue	$20,158	$—	$—	$—	$—	$(623)	$19,535
Cost of sales	$9,731	$(5)	$—	$—	$—	$(265)	$9,461
Selling, general and administrative expenses	$8,150	$—	$(155)	$(383)	$(71)	$(248)	$7,293
Amortization of intangible assets	$30	$—	$—	$—	$—	$(1)	$29
Operating profit	$2,247	$5	$155	$383	$71	$(109)	$2,752
Interest expense	$(272)	$—	$—	$—	$—	$16	$(256)
Interest income and other	$24	$—	$—	$—	$—	$(1)	$23
Provision for income taxes	$597	$2	$31	$97	$20	$(30)	$717
Net income attributable to PepsiCo	$1,415	$3	$124	$286	$51	$(64)	$1,815
Net income attributable to PepsiCo per common share—diluted	$0.89	$—	$0.08	$0.18	$0.03	$(0.04)	$1.15	**

	GAAP Measure	Non-Core Adjustments					Non-GAAP Measure
	Reported	Inventory fair value adjustments	Merger and integration charges	Restructuring charges	Commodity mark-to- market net losses	53rd week	Core*
	Year Ended 12/31/11						Year Ended 12/31/11
Net revenue	$66,504	$—	$—	$—	$—	$(623)	$65,881
Cost of sales	$31,593	$(46)	$—	$—	$—	$(265)	$31,282
Selling, general and administrative expenses	$25,145	$—	$(313)	$(383)	$(102)	$(248)	$24,099
Amortization of intangible assets	$133	$—	$—	$—	$—	$(1)	$132
Operating profit	$9,633	$46	$313	$383	$102	$(109)	$10,368
Interest expense	$(856)	$—	$16	$—	$—	$16	$(824)
Interest income and other	$57	$—	$—	$—	$—	$(1)	$56
Provision for income taxes	$2,372	$12	$58	$97	$31	$(30)	$2,540
Noncontrolling interests	$19	$6	$—	$—	$—	$—	$25
Net income attributable to PepsiCo	$6,443	$28	$271	$286	$71	$(64)	$7,035
Net income attributable to PepsiCo per common share—diluted	$4.03	$0.02	$0.17	$0.18	$0.04	$(0.04)	$4.40

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.
**	Does not sum due to rounding.

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Certain Line Items

Quarter and Year Ended December 25, 2010

(in millions, except per share amounts, and unaudited)

	GAAP Measure	Non-Core Adjustments								Non-GAAP Measure
	Reported	Gain on previously held equity interests in PBG and PAS	Inventory fair value adjustments	Merger and integration charges	Asset write-off	Foundation contribution	Venezuela currency devaluation	Debt repurchase	Commodity mark-to- market net gains	Core*
	Quarter Ended 12/25/10									Quarter Ended 12/25/10
Cost of sales	$8,359	$—	$(24)	$—	$—	$—	$—	$—	$—	$8,335
Selling, general and administrative expenses	$7,526	$—	$—	$(263)	$—	$—	$—	$—	$33	$7,296
Operating profit	$2,231	$—	$24	$263	$—	$—	$—	$—	$(33)	$2,485
Interest expense	$(408)	$—	$—	$—	$—	$—	$—	$178	$—	$(230)
Provision for income taxes	$511	$—	$10	$46	$—	$—	$—	$64	$(11)	$620
Net income attributable to PepsiCo	$1,365	$—	$14	$217	$—	$—	$—	$114	$(22)	$1,688
Net income attributable to PepsiCo per common share—diluted	$0.85	$—	$0.01	$0.13	$—	$—	$—	$0.07	$(0.01)	$1.05

	GAAP Measure	Non-Core Adjustments								Non-GAAP Measure
	Reported	Gain on previously held equity interests in PBG and PAS	Inventory fair value adjustments	Merger and integration charges	Asset write-off	Foundation contribution	Venezuela currency devaluation	Debt repurchase	Commodity mark-to- market net gains	Core*
	Year Ended 12/25/10									Year Ended 12/25/10
Cost of sales	$26,575	$—	$(395)	$—	$—	$—	$—	$—	$—	$26,180
Selling, general and administrative expenses	$22,814	$—	$(3)	$(769)	$(145)	$(100)	$(120)	$—	$91	$21,768
Operating profit	$8,332	$—	$398	$769	$145	$100	$120	$—	$(91)	$9,773
Bottling equity income	$735	$(735)	$—	$9	$—	$—	$—	$—	$—	$9
Interest expense	$(903)	$—	$—	$30	$—	$—	$—	$178	$—	$(695)
Provision for income taxes	$1,894	$223	$65	$160	$53	$36	$—	$64	$(33)	$2,462
Net income attributable to PepsiCo	$6,320	$(958)	$333	$648	$92	$64	$120	$114	$(58)	$6,675
Net income attributable to PepsiCo per common share—diluted	$3.91	$(0.60)	$0.21	$0.40	$0.06	$0.04	$0.07	$0.07	$(0.04)	$4.13 **

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.
**	Does not sum due to rounding.

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Operating Profit by Division

Quarter and Year Ended December 31, 2011

(in millions and unaudited)

	GAAP Measure	Non-Core Adjustments					Non-GAAP Measure
	Reported	Inventory fair value adjustments	Merger and integration charges	Restructuring charges	Commodity mark-to- market net losses	53rd week	Core*
	Quarter Ended 12/31/11						Quarter Ended 12/31/11
Operating Profit

Frito-Lay North America	$1,076	$—	$—	$76	$—	$(72)	$1,080
Quaker Foods North America	239	—	—	18	—	(12)	245
Latin America Foods	358	—	—	48	—	—	406

PepsiCo Americas Foods	1,673	—	—	142	—	(84)	1,731

PepsiCo Americas Beverages	740	5	35	81	—	(35)	826

Europe	226	—	106	77	—	(8)	401

Asia, Middle East & Africa	157	—	—	9	—	—	166

Division Operating Profit	2,796	5	141	309	—	(127)	3,124

Corporate Unallocated	(549)	—	14	74	71	18	(372)

Total Operating Profit	$2,247	$5	$155	$383	$71	$(109)	$2,752

	GAAP Measure	Non-Core Adjustments					Non-GAAP Measure
	Reported	Inventory fair value adjustments	Merger and integration charges	Restructuring charges	Commodity mark-to- market net losses	53rd week	Core*
	Year Ended 12/31/11						Year Ended 12/31/11
Operating Profit

Frito-Lay North America	$3,621	$—	$—	$76	$—	$(72)	$3,625
Quaker Foods North America	797	—	—	18	—	(12)	803
Latin America Foods	1,078	—	—	48	—	—	1,126

PepsiCo Americas Foods	5,496	—	—	142	—	(84)	5,554

PepsiCo Americas Beverages	3,273	21	112	81	—	(35)	3,452

Europe	1,210	25	123	77	—	(8)	1,427

Asia, Middle East & Africa	887	—	—	9	—	—	896

Division Operating Profit	10,866	46	235	309	—	(127)	11,329

Corporate Unallocated	(1,233)	—	78	74	102	18	(961)

Total Operating Profit	$9,633	$46	$313	$383	$102	$(109)	$10,368

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 through A-8 for a discussion of each of these non-core adjustments.

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Operating Profit by Division

Quarter and Year Ended December 25, 2010

(in millions and unaudited)

	GAAP Measure	Non-Core Adjustments						Non-GAAP Measure
	Reported	Inventory fair value adjustments	Merger and integration charges	Asset write-off	Foundation contribution	Venezuela currency devaluation	Commodity mark-to- market net gains	Core*
	Quarter Ended 12/25/10							Quarter Ended 12/25/10
Operating Profit

Frito-Lay North America	$982	$—	$—	$—	$—	$—	$—	$982
Quaker Foods North America	220	—	—	—	—	—	—	220
Latin America Foods	388	—	—	—	—	—	—	388

PepsiCo Americas Foods	1,590	—	—	—	—	—	—	1,590

PepsiCo Americas Beverages	734	24	133	—	—	—	—	891

Europe	228	—	67	—	—	—	—	295

Asia, Middle East & Africa	51	—	—	—	—	—	—	51

Division Operating Profit	2,603	24	200	—	—	—	—	2,827

Corporate Unallocated	(372)	—	63	—	—	—	(33)	(342)

Total Operating Profit	$2,231	$24	$263	$—	$—	$—	$(33)	$2,485

	GAAP Measure	Non-Core Adjustments						Non-GAAP Measure
	Reported	Inventory fair value adjustments	Merger and integration charges	Asset write-off	Foundation contribution	Venezuela currency devaluation	Commodity mark-to- market net gains	Core*
	Year Ended 12/25/10							Year Ended 12/25/10
Operating Profit

Frito-Lay North America	$3,376	$—	$—	$—	$—	$—	$—	$3,376
Quaker Foods North America	741	—	—	—	—	—	—	741
Latin America Foods	1,004	—	—	—	—	—	—	1,004

PepsiCo Americas Foods	5,121	—	—	—	—	—	—	5,121

PepsiCo Americas Beverages	2,776	358	467	—	—	(9)	—	3,592

Europe	1,054	40	111	—	—	—	—	1,205

Asia, Middle East & Africa	708	—	—	—	—	—	—	708

Division Operating Profit	9,659	398	578	—	—	(9)	—	10,626

Corporate Unallocated	(1,327)	—	191	145	100	129	(91)	(853)

Total Operating Profit	$8,332	$398	$769	$145	$100	$120	$(91)	$9,773

*	Core results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 through A-8 for a discussion of each of these non-core adjustments.

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Core Growth and Core Constant Currency Growth*

(unaudited)

	Quarter Ended
	12/31/11
	Net Revenue	Operating Profit
Frito-Lay North America
Reported Growth	13%	10%
Merger and Integration Charges	—	—
Restructuring Charges	—	8
53rd Week	(7)	(7)

Core Growth	6	10
Impact of Foreign Currency Translation	—	—

Core Constant Currency Growth	6%	10%

Quaker Foods North America
Reported Growth	4%	9%
Merger and Integration Charges	—	—
Restructuring Charges	—	8
53rd Week	(5)	(6)

Core Growth	(2)	11
Impact of Foreign Currency Translation	—	—

Core Constant Currency Growth	(2)%	11%

Latin America Foods
Reported Growth	7%	(8)%
Merger and Integration Charges	—	—
Restructuring Charges	—	12
53rd Week	—	—

Core Growth	7	4
Impact of Foreign Currency Translation	6	7

Core Constant Currency Growth	12%	12%

PepsiCo Americas Foods
Reported Growth	10%	5%
Merger and Integration Charges	—	—
Restructuring Charges	—	9
53rd Week	(4.5)	(5)

Core Growth	5	9
Impact of Foreign Currency Translation	2	2

Core Constant Currency Growth	7%	11%

PepsiCo Americas Beverages
Reported Growth	—%	1%
Merger and Integration Charges	—	(13)
Inventory Fair Value Adjustments	—	(3)
Restructuring Charges	—	11
53rd Week	(5)	(5)

Core Growth	(4)	(7)
Impact of Foreign Currency Translation	—	1

Core Constant Currency Growth	(4)%	(6)%

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

Note – certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Core Growth and Core Constant Currency Growth*

(unaudited)

	Quarter Ended
	12/31/11
	Net Revenue	Operating Profit
Europe
Reported Growth	32%	—%
Merger and Integration Charges	—	13
Restructuring Charges	—	26
53rd Week	(1)	(3)

Core Growth	31	36
Impact of Foreign Currency Translation	3	2

Core Constant Currency Growth	34%	38%

Asia, Middle East & Africa
Reported Growth	16%	209%
Merger and Integration Charges	—	—
Restructuring Charges	—	19
53rd Week	—	—

Core Growth	16	227
Impact of Foreign Currency Translation	1	5

Core Constant Currency Growth	17%	232%

Total Divisions
Reported Growth	11%	7%
Merger and Integration Charges	—	(2)
Inventory Fair Value Adjustments	—	(1)
Restructuring Charges	—	12
53rd Week	(3)	(5)

Core Growth	8	10
Impact of Foreign Currency Translation	1.5	1.5

Core Constant Currency Growth	9%	12%

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

Note – certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Core Growth and Core Constant Currency Growth*

(unaudited)

	Year Ended
	12/31/11
	Net Revenue	Operating Profit
Frito-Lay North America
Reported Growth	6%	7%
Merger and Integration Charges	—	—
Restructuring Charges	—	2
53rd Week	(2)	(2)

Core Growth	4	7
Impact of Foreign Currency Translation	—	—

Core Constant Currency Growth	3.5%	7%

Quaker Foods North America
Reported Growth	—%	8%
Merger and Integration Charges	—	—
Restructuring Charges	—	2
53rd Week	(2)	(2)

Core Growth	(2)	8
Impact of Foreign Currency Translation	(1)	(0.5)

Core Constant Currency Growth	(2)%	8%

Latin America Foods
Reported Growth	13%	7%
Merger and Integration Charges	—	—
Restructuring Charges	—	5
53rd Week	—	—

Core Growth	13	12
Impact of Foreign Currency Translation	(2)	(1)

Core Constant Currency Growth	11%	11%

PepsiCo Americas Foods
Reported Growth	7%	7%
Merger and Integration Charges	—	—
Restructuring Charges	—	3
53rd Week	(1)	(2)

Core Growth	6	8
Impact of Foreign Currency Translation	(1)	(0.5)

Core Constant Currency Growth	5%	8%

PepsiCo Americas Beverages
Reported Growth	10%	18%
Merger and Integration Charges	—	(13)
Inventory Fair Value Adjustments	—	(12)
Restructuring Charges	—	3
53rd Week	(1)	(1)

Core Growth	8	(4)
Impact of Foreign Currency Translation	(1)	(0.5)

Core Constant Currency Growth	8%	(4)%

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

Note – certain amounts above may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Information (cont.)

Core Growth and Core Constant Currency Growth*

(unaudited)

	Year Ended
	12/31/11
	Net Revenue	Operating Profit
Europe
Reported Growth	41%	15%
Merger and Integration Charges	—	1
Inventory Fair Value Adjustments	—	(1)
Restructuring Charges	—	4
53rd Week	—	(1)

Core Growth	41	18
Impact of Foreign Currency Translation	(3)	(4)

Core Constant Currency Growth	38%	14%

Asia, Middle East & Africa
Reported Growth	17%	25%
Merger and Integration Charges	—	—
Restructuring Charges	—	1
53rd Week	—	—

Core Growth	17	27
Impact of Foreign Currency Translation	(2)	(2.5)

Core Constant Currency Growth	16%	24%

Total Divisions
Reported Growth	15%	13%
Merger and Integration Charges	—	(4)
Inventory Fair Value Adjustments	—	(4)
Restructuring Charges	—	3
53rd Week	(1)	(1)

Core Growth	14	7
Impact of Foreign Currency Translation	(1)	(1)

Core Constant Currency Growth	13%	6%

*	Core results and core constant currency results are financial measures that are not in accordance with GAAP and exclude the above non-core adjustments. See schedules A-7 and A-8 for a discussion of each of these non-core adjustments.

Note – certain amounts above may not sum due to rounding.